Exhibit 99.01

FIRST AMENDMENT

OF

MONEYGRAM INTERNATIONAL, INC.

EXECUTIVE COMPENSATION TRUST AGREEMENT

This First Amendment of MoneyGram International, Inc. Executive Compensation Trust (the “First Amendment”) is made and entered into as of this      day of      , 2006 (the “Effective Date”) by and among MoneyGram International, Inc., a Delaware Corporation (the “Corporation”) and Wells Fargo Bank, N.A. (the “Trustee”).

RECITALS

WHEREAS, the Corporation and the Trustee are parties to that certain MoneyGram International, Inc., Executive Compensation Trust Agreement (the “Agreement”), effective November 17, 2005; and

WHEREAS, the Agreement establishes a trust (the “Trust”) to provide a source for payments required to be made under certain of the Corporation’s plans, as set forth on Exhibit A of the Agreement; and

WHEREAS, the Corporation would like to add an additional plan to Exhibit A of the Agreement to be covered by the Trust; and

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may be amended by a written instrument executed by the Corporation and the Trustee.

AGREEMENT

In consideration of the following terms and conditions, the parties agree as follows:

1.	Recitals. The foregoing Recitals are true and are incorporated herein.

2.	Amendment. Exhibit A to the Agreement shall be amended and restated to include the MoneyGram International, Inc. Supplemental Executive Retirement Plan as a covered plan under the Trust.

3.	Interpretation of First Amendment. In the event of any conflict between the Agreement and this First Amendment, the terms of this First Amendment shall control. Except as expressly amended, supplemented or modified by this First Amendment, the Agreement shall continue in full force and effect. All capitalized terms contained in this First Amendment, unless specifically defined herein, shall have the meaning ascribed to them in the Agreement. This First Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the Corporation and the Trustee have executed this First Amendment to the Agreement as of the date first above written.

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

WELLS FARGO BANK, N.A., Trustee

By:
Name:
Title:

By:
Name:
Title:

AMENDED AND RESTATED
EXHIBIT A

MoneyGram International, Inc. Deferred Compensation Plan (f/k/a/ MoneyGram International, Inc. Supplemental 401(k) Plan.

MoneyGram International, Inc. Supplemental Executive Retirement Plan